EXHIBIT10.2
FIRST AMENDMENT TO
WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
AMEDICA CORPORATION
This First Amendment to Warrant to Purchase Shares of Common Stock (this “Amendment”) dated as of September 8, 2015, is made by and between Amedica Corporation, a Delaware corporation (the “Company”), and Hercules Technology III, L.P., a Delaware limited partnership (the “Warrant Holder”), and it hereby amends that certain Warrant to Purchase Shares of Common Stock of the Company (the “Existing Warrant”) originally issued to Hercules on June 30, 2014 in connection with the Company’s entrance into that certain Loan and Security Agreement (the “Loan and Security Agreement”), by and between the Company, Hercules Technology Growth Capital, Inc., as administrative collateral agent for the lenders thereunder and as a lender, the financial institutions who are parties to the Loan and Security Agreement, and Hercules, as a lender.
WHEREAS, the requisite parties to the Loan and Security Agreement voted, consented and agreed to amend the Loan and Security Agreement.
WHEREAS, in connection with the amendment to the Loan and Security Agreement, the Company and the Warrant Holder desire to amend the Existing Warrant to (a) increase the number of shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), that the Warrant Holder is entitled to purchase pursuant to the Existing Warrant (b) reduce the Warrant Price (as defined therein) from $4.65 per share of Common Stock to $0.47 per share of Common Stock (as more fully described in Section 2), (c) modify the exercisability of the Existing Warrant and (d) modify the cashless exercise provisions of the Existing Warrant.
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein, and the benefits to be derived by each party hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Warrant Holder, intending to be legally bound, hereby agree to amend the Existing Warrant, as set forth below and hereby agree as follows:
AGREEMENT:
1.Definitions. Unless otherwise defined herein, all capitalized terms shall have the meaning provided in the Existing Warrant. The recitals set forth above are hereby incorporated by reference.
2.Warrant Number. The first sentence of the first paragraph of the Existing Warrant beginning “THIS CERTIFIES THAT” is deleted and replaced in its entirety with the following:
THIS CERTIFIES THAT, for value received, Hercules Technology III, L.P., a Delaware limited partnership (“Holder”), is entitled to subscribe for and purchase One Million Five Hundred Forty-Eight Thousand Three Hundred Eighty-Seven (1,548,387) fully paid and nonassessable shares of Common Stock of Amedica Corporation, a Delaware corporation (“Company”) subject to the provisions and upon the terms and conditions hereinafter set forth.

3.Warrant Price. Section 1 of the Existing Warrant is deleted and replaced in its entirety with the following:

1.
Warrant Price. The “Warrant Price” shall initially be the lower of (a) $0.47 per share, and (b) the Exercise Price (as adjusted, including without limitation, pursuant to Section 3 of the Series A Warrants), subject to further adjustment as provided in Section 7 below. For the purposes of this Warrant, (a) “Series A Warrants” mean those certain Series A Common Stock Purchase Warrants issued to the various holders thereof by the Company pursuant to the Securities Purchase Agreement dated September 8, 2015 among the Company and such holders, and (b) Exercise Price shall have the meaning provided in the Series A Warrants, provided however, if any or all of the Series A Warrants are modified, amended or restated, or any rights under any or all of the Series A Warrants are waived or released, and such modification, amendment, restatement, waiver or release affects the calculation of Exercise Price, such modification, amendment, restatement, waiver or release shall not affect the calculation of the Exercise Price for the purposes of this Warrant without Holder’s prior written consent.

4.Conditions to Exercise. Section 2 of the Existing Warrant is deleted and replaced in its entirety with the following:

2.
Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the Initial Exercise Date of the Series A Warrants and ending at 5:00 P.M. (California time) on the Termination Date (the “Expiration Time”). For the purposes of this Warrant, “Initial Exercise Date” and “Termination Date” shall have the meanings provided in the Series A Warrants, provided however, if any or all of the Series A Warrants are modified, amended or restated, or any rights under any or all of the Series A Warrants are waived or released, and such modification, amendment, restatement, waiver or release affects the Initial Exercise Date or the Termination Date, such modification, amendment, restatement, waiver or release shall not affect the Initial Exercise Date or the Termination Date for the purposes of this Warrant without Holder’s prior written consent.

5.Cashless Exercise. Section 3(a) and (b) of the Existing Warrant are deleted and replaced in their entirety with the following:

(a)    Cash Exercise. Subject to Section 3(b) hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company (as set forth in Section 18 below) and by payment to Company, by certified or bank check, or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 3 business days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 3 business days after exercise of this Warrant. If the Warrant Shares can be issued electronically using the Fast Automated Securities Transfer Program of the Depository Trust Company (or similar program), upon Holder’s request at the time of exercise the Company shall issue the Warrant Shares electronically in accordance with Holder’s written instructions.
(b)     Conversion. If at any time either (i) the Warrant Shares are not listed on the NYSE MKT, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) or trading in the Warrant Shares has been suspended, or (ii) there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by Holder such that such Warrant Shares may be immediately sold upon exercise, then, in lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)
A

Where:

X = the number of Warrant Shares to be issued to Holder.
Y = the number of Warrant Shares requested to be purchased under this Warrant (at the date of such calculation).
A = the Fair Market Value of one share of Company’s Common Stock (at the date of such calculation).
B = Warrant Price (as adjusted to the date of such calculation).
6.No Further Amendments. Except as expressly amended hereby, the Existing Warrant is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.

7.Effect of Amendment. This Amendment shall form a part of the Existing Warrant for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Existing Warrant shall be deemed a reference to the Existing Warrant as amended hereby.
8. Headings. The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.
9.Counterparts; Facsimiles. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A facsimile or other electronically transmitted signature on this Amendment is as valid as an original signature.
10.Governing Law; Jurisdiction; JURY TRIAL WAIVER. The provisions of Sections 19 through 22 of the Existing Warrant shall be deemed incorporated herein by reference, mutatis mutandis.
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IN WITNESS WHEREOF, the Company and Warrant Holder have caused this Amendment to Warrant to Purchase Shares of Common Stock of Amedica Corporation to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

Amedica Corporation
Signature:_/s/ B. Sonny Bal__________
Name: B. Sonny Bal
Title: Chief Executive Officer and President

HERCULES TECHNOLOGY III, L.P.,
a Delaware limited partnership

By: Hercules Technology SBIC     Management, LLC, its General Partner

By: Hercules Technology Growth     Capital, Inc., its Manager

Signature:_/s/ Ben Bang___________
Name: Ben Bang
Title: Associate General Counsel